ROBBINS & MYERS, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11.1
(In thousands except per share data)


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
                                                    Three Months Ended                         Six Months Ended
                                                ------------------------------          ------------------------------
                                                February 29,      February 28,          February 29,      February 28,
                                                        1996              1995                  1996              1995
                                                ------------      ------------          ------------      ------------
Net income                                            $4,329            $3,087                $8,427            $6,003
Primary earnings per share:
  Average shares outstanding                           5,225             5,164                 5,222             5,157

  Effect of dilutive options and
    restricted stock based on treasury
    stock method using average
    market price                                         240               122                   247               142
                                                ------------      ------------          ------------      ------------

  Total                                                5,465             5,286                 5,469             5,299
                                                ============      ============          ============      ============

  Net income per share                                  $.79              $.58                 $1.54             $1.13
                                                ============      ============          ============      ============


Fully diluted earnings per share:
  Average shares outstanding                           5,225             5,164                 5,222             5,157


  Effect of dilutive options and
    restricted stock based on treasury
    stock method using average
    market price                                         253               142                   260               142
                                                ------------      ------------          ------------      ------------

  Total                                                5,478             5,306                 5,482             5,299
                                                ============      ============          ============      ============

  Net income per share                                  $.79              $.58                 $1.54             $1.13
                                                ============      ============          ============      ============

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